                                                          FEDERAL IDENTIFICATION
                                                          NO.  04-3126919
                                                               -----------------

                                                                     EXHIBIT 3.2

                       THE COMMONWEALTH OF MASSACHUSETTS

__________                  WILLIAM FRANCIS GALVIN
Examiner                 Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)

___________
Name
Approved
          We,  Douglas A. Catalano
             -----------------------------------------------------, /*/President
          and  Allen K. Deary
             --------------------------------------------------------, /*/Clerk

          of   Peritus Software Services, Inc.
            ------------------------------------------------------------------ ,
                                 (Exact name of corporation)

          located at   304 Concord Road, Billerica, MA 01821-3485
                    ---------------------------------------------------------- ,
                     (Street address of corporation Massachusetts)

          do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on _________________ ____________, 1997 by a vote of the directors/or:

          _________  shares of  Common Stock                   of ______________ shares outstanding,
                            -----------------------------------
                        (type, class & series, if any)

          _________  shares of Series A Convertible Preferred  of ______________ shares outstanding, and
                               ------------------------------
                               (type, class & series, if any)

          _________  shares of  Series B Convertible Preferred of ______________ shares outstanding, and
                                ------------------------------
                                (type, class & series, if any)

          /**/being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

C    [_]                           ARTICLE I
P    [_]
M    [_]                  The name of the corporation is:
R.A. [_]
                          Peritus Software Services, Inc.

                                   ARTICLE II

                  The purpose of the corporation is to engage in the following business activities:

          1. To develop, create, market, sell, license, acquire, service, provide consultation services for, and generally deal in software engineering and software-related products; and

          2. To carry on any business or other activity permitted by the laws of The Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the Massachusetts General Laws.

          /*/Delete the inapplicable words.  /**/Delete the inapplicable clause.
          NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO
________  MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH
P.C       ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE                             WITH PAR VALUE
--------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES     TYPE      NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:          50,000,000       $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:        5,000,000       $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     SEE CONTINUATION SHEET 4A



                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:



     NONE



                                  ARTICLE VI

/**/Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


     SEE CONTINUATION SHEET 6A



/**/If there are no provisions state "None".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                             CONTINUATION SHEET 4A
                             ---------------------


     The total number of shares of all classes of stock which Peritus Software Services, Inc. (the "Company") shall have authority to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     At the same time as the filing of these Restated Articles of Organization becomes effective, (i) the class of the Company's capital stock previously designated Class B Non-Voting Common Stock and (ii) the two series of the Company's capital stock previously designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, in each case no par value per share, and any shares of any such class or series issued and outstanding prior to the effectiveness of such filing, shall, automatically and with no further action necessary by or on behalf of any party, be converted into and be deemed to represent Common Stock, according to the following: each share of Class B Non-Voting Common Stock shall be converted into and deemed to represent one share of Common Stock, with fractional shares of any holder rounded upward to the nearest whole share; each share of Series A Convertible Preferred Stock shall be converted into and deemed to represent one share of Common Stock, with fractional shares of any holder rounded upward to the nearest whole share; and each share of Series B Convertible Preferred Stock shall be converted into and deemed to represent one share of Common Stock, with fractional shares of any holder rounded upward to the nearest whole share. Upon the occurrence of the conversions described in the preceding sentence, the certificates representing the Class B Non-Voting Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be deemed to represent the number of shares of Common Stock determined pursuant to the preceding sentence; no shares of Class B Non-Voting Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock shall be recognized as outstanding on the books of the Company for any purposes; and the Class B Non-Voting Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred stock shall be eliminated.

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Company.

A.   COMMON STOCK
     ------------

     1.   General.  The voting, dividend and liquidation rights of the holders
          -------
of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.   Voting.  The holders of the Common Stock are entitled to one vote for
          ------
each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3.   Dividends.  Dividends may be declared and paid on the Common Stock
          ---------
from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.   Liquidation.  Upon the dissolution or liquidation of the corporation,
          -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.
     ---------------

     Up to 5,000,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions or vote or votes providing for the issue of such series adopted by the Board of Directors of the Company as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions or vote or votes providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions or votes, all to the fullest extent now or hereafter permitted by Chapter 156B of the Massachusetts General Laws. Without limiting the generality of the foregoing, the resolutions or votes providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Organization, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Company.

                             CONTINUATION SHEET 6A
                             ---------------------

     a. The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

     b. Meetings of the stockholders of the Company may be held anywhere in the United States.

     c. The Company shall have the power to be a partner in any business enterprise which the Company would have the power to conduct by itself.

     d. Except as provided in Item 4 of these Restated Articles of Organization (and the Continuation Sheet 4A referred to therein), as amended, the Company, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time. Notwithstanding any other provision of law, these Restated Articles of Organization or the by-laws of the Company, each as amended, and notwithstanding the fact that a lesser proportion or percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by a vote of at least two-thirds of each such class of stock outstanding) shall be required to amend or repeal, or to adopt any provision inconsistent with, sections d, e and g of this Continuation Sheet 6A.

     e. Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits such elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     f. Chapter 110F of the Massachusetts General Laws, as it may be amended from time to time, shall apply to the Company from and after such time as the Company's Common Stock shall be registered under Section 12 of the Securities Exchange Act of 1934.

     g.   INDEMNIFICATION
          ---------------

     1.   Actions, Suits and Proceedings.  The Company shall indemnify each
          ------------------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Company (each such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 6 below, the Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company. Notwithstanding anything to the contrary in this Article, the Company shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

     2.   Settlements.  The right to indemnification conferred in this Article
          -----------
shall include the right to be paid by the Company for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in he reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     3.   Notification and Defense of Claim.  As a condition precedent to his
          ---------------------------------
right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein.

at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Article. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     4.   Advance of Expenses.  Subject to the provisions of Section 5 below, in
          -------------------
the event that the Company does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the Company receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     5.   Procedure for Indemnification.  In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless the Company determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Company, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Company), or
(d) a court of competent jurisdiction.

     6.   Remedies.  The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 5. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expense under this Article shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.

     7.   Subsequent Amendment.  No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     8.   Other Rights.  The indemnification and advancement of expenses
          ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Company, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the

Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     9.   Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Company for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     10.  Insurance.  The Company may purchase and maintain insurance, at its
          ---------
expense, to protect itself and any director, officer, employee or agent of the Company or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

     11.  Merger or Consolidation.  If the Company is merged into or
          -----------------------
consolidated with another corporation or other entity and the Company is not the surviving corporation or other entity, the surviving corporation or other entity shall assume the obligations of the Company under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     12.  Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     13.  Subsequent Legislation.  If the Massachusetts General Laws are amended
          ----------------------
after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Company shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                 ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

    304 Concord Road, Billerica, MA  01821-3485

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

              NAME       RESIDENTIAL ADDRESS           POST OFFICE ADDRESS
President:

Treasurer:

Clerk:

Directors:

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

d. The name and business address of the resident agent, if any, of the corporation is:


/**/We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:
    Article III is amended to reflect recapitalization of the corporation.
    The former Continuation Sheet 4 is deleted in its entirety and replaced by the attached Continuation Sheet 4A.
    The former Continuation Sheet 6A is deleted in its entirety and replaced by the attached Continuation Sheet 6A.




SIGNED UNDER THE PENALTIES OF PERJURY, this __________ day of __________________ ______, 1997___________,

     Douglas A. Catalano                  ,/*/Presidentxxxxxxxxxxxxxxxxxxxxxxxxx
------------------------------------------

     Allen K. Deary                                , /*/Clerkxxxxxxxxxxxxxxxxxxx
---------------------------------------------------


/*/Delete the inapplicable words.  /**/If there are no amendments, state "None".

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)


          ==================================================================


          I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $_______________ having been paid, said articles are deemed to have been filed with me this __________ day of ____________________, 19 ____.



          EFFECTIVE DATE:  __________________________________________________



                            WILLIAM FRANCIS GALVIN
                            Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                        PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                               Peter B. Tarr, Esq.
                     -------------------------------------------
                               Hale and Dorr LLP
                     -------------------------------------------
                               60 State Street
                     -------------------------------------------
                               Boston, MA 02109
                     Telephone:(617) 526-6000
                            ------------------------------------